UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

CANDEL THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40629	52-2214851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick St Suite 450
Needham, Massachusetts		02494
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 916-5445

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CADL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2025, Candel Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), relating to the issuance and sale, in a registered direct offering, of 3,221,395 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price per Share of $4.67, which is equal to the closing price of the Common Stock reported on the Nasdaq Global Market on June 23, 2025 (the “Offering”).

The Company estimates that the gross proceeds from the Offering will be approximately $15.0 million, before deducting estimated offering expenses payable by the Company.

The closing of the Offering is anticipated to occur on June 25, 2025, subject to the satisfaction of customary closing conditions. The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333-266605) previously filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 5, 2022 and declared effective by the SEC on August 12, 2022.

The Purchasers include existing healthcare-focused institutional investors, executive officers, and directors of the Company.

The foregoing summaries of the Offering and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Goodwin Procter LLP, relating to the validity of the Shares in connection with the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On June 24, 2025, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including without limitation express or implied statements regarding the expected closing of the Offering and anticipated proceeds from the Offering. The use of words such as “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “anticipate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of such words or other similar expressions can be used to identify forward-looking statements. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. These and other risks and uncertainties are described in additional detail in the section entitled “Risk Factors” in the Company’s in the Annual Report on Form 10-K for the period ended December 31, 2024 and its Quarterly Reports on Form 10-Q and its other filings made with the SEC from time to time. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements. Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date on which it is made. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Goodwin Procter LLP.

10.1*	Securities Purchase Agreement, dated June 23, 2025, by and among Candel Therapeutics, Inc. and the parties named therein.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

99.1	Press Release dated June 24, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Candel Therapeutics, Inc.

Date: June 24, 2025	By:	/s/ Paul Peter Tak
Paul Peter Tak, M.D., Ph.D., FMedSci President and Chief Executive Officer